EXHIBIT 4.1

GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

DECEMBER 22, 1999

-i-

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 22nd day of December, 1999, by and among GWcom, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor,” and the founders listed on Schedule B hereto, each of which is herein referred to as a “Founder.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) and the Founders possess various registration rights, information rights, rights of first offer, and other rights granted pursuant to that certain Investors’ Rights Agreement, dated as of December 3, 1998 (the “Prior Agreement”), by and among the Company and the Investors and Founders (as defined therein);

WHEREAS, certain of the Investors (the “Series E Investors”) are purchasing from the Company, and the Company is selling to such Investors, shares of the Company’s Series E Preferred Stock (the “Series E Preferred Stock”), pursuant to the terms and conditions set forth in that certain Series E Preferred Stock Purchase Agreement of even date herewith (the “Series E Agreement”);

WHEREAS, in order to induce the Company to enter into the Series E Agreement and to induce the Series E Investors to invest funds in the Company pursuant to the Series E Agreement, the Company and other parties to the Prior Agreement desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement, and this Agreement shall govern the rights and obligations of all of the Investors and Founders with respect to the matters addressed herein; and

WHEREAS, the Series E Investors and the Company have agreed, pursuant to the Series E Agreement, to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company, the Existing Investors and the Founders hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

ARTICLE I

REGISTRATION RIGHTS

The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Founders” includes the persons as set forth on Schedule B hereto, each of which is, for purposes of Section 1 of this Agreement, but not for purposes of any other section of this Agreement, herein referred to as an “Investor.”

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(e) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A, Series B, Series C, Series D or Series E Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(h) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(i) The term “SEC” shall mean the Securities and Exchange Commission.

(j) The term “Series A Preferred Stock” shall refer to and include the Company’s Series A-1 Preferred Stock.

(k) The term “Series B Preferred Stock” shall refer to and include the Company’s Series B-1 Preferred Stock.

(l) The term “Series C Preferred Stock” shall refer to and include the Company’s Series C-1 Preferred Stock.

(m) The term “Series D Preferred Stock” shall refer to and include the Company’s Series D Preferred Stock.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) December 22, 2003 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of registrable securities with an aggregate gross offering price of at least $7,500,000, then the Company shall:

A. within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

B. use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

(e) The Founders shall not have any demand registration rights pursuant to this Section 1.2.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder and Founder written notice of such registration. Upon the written request of each Holder and Founder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities (or Common Stock, in the case of a Founder) that each such Holder and Founder has requested to be registered.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder and/or the Founders, as the case may be, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder or Founder, as the case may be, refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders and to the underwriters of the securities, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or the Founders, as the case may be; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder or Founder, as the case may be, participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities or Founder, as the case may be, covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each securities exchange or the Nasdaq National Market on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration statement pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5 Furnish Information.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder or Founder, as the case may be, that such Holder or Founder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder or Founder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders and the Founders hereunder (if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders and the Founders selected by them), but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ or the Founders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders and the Founders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling stockholders (including the Holders and Founders) may be excluded entirely if the underwriters make the determination described above and no other stockholder’s securities are included, or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. Notwithstanding the above, if the total amount of securities requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then no individual Founder shall be entitled to include in excess of 15,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder or Founder, as the case may be, shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each Founder, any underwriter (as defined in the Act) for such Holder or Founder and each person, if any, who controls such Holder or Founder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the

Company will pay to each such Holder, Founder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder and/or Founder, as the case may be, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder or Founder selling securities in such registration statement and any controlling person of any such underwriter, Founder or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company (or any director, officer, controlling person), or underwriter (or controlling person), Holder (or director, officer, general partner or controlling person thereof), or Founder may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or Founder, as the case may be, expressly for use in connection with such registration; and each such Holder or Founder, as the case may be, will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder or Founder, as the case may be, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder or Founder, as the case may be.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claims damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company, Holders and Founders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.12 Form S-3 Registration. In case the Company shall receive a written request or requests from a Holder or Holders of at least twenty percent (20%) of the Registrable Securities that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder or Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company for the first four (4) Form S-3 Registrations. Thereafter, all expenses, including any underwriters’ discounts and commissions associated with the Registrable Securities shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

(d) The Founders shall not have any S-3 registration rights pursuant to this Section 1.12.

1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities (or Common Stock in the case of the Founders) pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder or a Founder, as the case may be, to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities or Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of a majority of the Registrable Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to participate in a registration that could result in such registration statement being declared effective prior to the earlier of either of the applicable dates set forth in this Section 1 or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.

1.15 “Market Stand-Off” Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only until the end of the two-year period following the effective date of a registration statement referenced in Section 1.2(a)(ii), or until the first two (2) registration statements of the Company have become effective, whichever occurs earlier; and

(b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

(c) such market stand-off time period shall not exceed one hundred eighty (180) days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities and other shares of Common Stock of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.16 Termination of Registration Rights. The rights to cause the Company to register securities granted to Holders and Founders pursuant to this Section 1 shall terminate as to any Holders or Founders, as the case may be, on the earlier of (i) six (6) years following the consummation of the Company’s initial public offering or (ii) at such time that all shares of Registrable Securities and other Common Stock held or entitled to be held upon conversion by such Investor may immediately be sold under Rule 144 during any ninety (90) day period.

ARTICLE II

COVENANTS OF THE COMPANY

2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

(a) holding at least 800,000 shares of Preferred Stock (including any shares of Common Stock issued upon the conversion of such Preferred Stock), as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) holding at least 800,000 shares of Preferred Stock (including any shares of Common Stock issued upon the conversion of such Preferred Stock), as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter and a statement showing the number of shares of each class and Series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company;

(c) holding at least 800,000 shares of Preferred Stock (including any shares of Common Stock issued upon the conversion of such Preferred Stock), as soon as practicable, but in any event at least thirty (30) days after the end of each fiscal year, a budget and business plan for the next fiscal year;

(d) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. The Company shall permit each Investor holding at least 800,000 shares of Preferred Stock (including any shares of Common Stock issued upon the conversion of such Preferred Stock), at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3 Termination of Covenants. The covenants set forth in Section 2.1, Section 2.2, Section 2.4 and Section 2.5 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated, when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, or upon the consummation of a sale or transfer of a substantial portion of the assets or stock of the Company to a third party, whichever event shall first occur.

2.4 Right of First Offer on the Shares. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company or any of its subsidiaries of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company or any of its subsidiaries proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall, and shall cause its subsidiary to, first make an offering of such Shares to each Investor in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (“Notices”) to the Investors stating (i) its, or its subsidiary’s, bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it, or its subsidiary, proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exercise or exchange of all outstanding convertible, exercisable or exchangeable securities).

(c) If all Shares referred to in the Notice that Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company, or its subsidiary, may, during the thirty (30) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company, or its subsidiary, does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

(d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale after the date of this Agreement of up to 4,954,889 shares (as adjusted for subsequent stock splits, stock dividends, recapitalizations and the like) of Common Stock or options therefor (excluding any shares of Common Stock issued upon exercise of options (including, but not limited to, outstanding options), excluding any shares of Common Stock issued after the date of this Agreement that are repurchased at cost upon termination of the holder’s service relationship with the Company and excluding any cancelled options, irrespective of whether such cancelled options were issued before, on or after the date of this Agreement), pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company, to officers, employees or directors of, or consultants to, the Company, for the primary purpose of soliciting or retaining their employment or services; provided that the foregoing number of shares shall be increased by (A) the number of shares of Common Stock that were outstanding prior to the date of this Agreement and that are repurchased by the Company at cost upon termination of the holder’s service relationship with the Company and (B) the number of shares of Common Stock that are held by an employee or other service provider (or entity that is affiliated with an employee or other service provider) of the Company upon the termination of the holder’s service relationship with the Company; (ii) to or after the consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or Form SB-2; (iii) to securities issued pursuant to the conversion or exercise of convertible or exercisable securities; (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for purposes other than primarily equity financing for the Company; (vi) to the issuance of Common Stock as a stock dividend or upon any subdivision or combination of shares of Common Stock; (vii) to the issuance of additional shares of Series E Preferred Stock; (viii) to the issuance of Common Stock or shadow Preferred Stock upon conversion of existing Preferred Stock; (ix) to the issuance of up to 898,818 shares (as adjusted for subsequent stock splits, stock dividends, recapitalizations and the like) of Common Stock or securities exercisable for, exchangeable for or convertible into shares of Common Stock in connection with a bona fide equipment lease financing or the incurrence by the Company of any indebtedness for money borrowed; or (x) to any issuance of securities of the Company as to which the rights of first offer under this Section 2.4 have been waived in writing pursuant to Section 3.7 hereof.

(e) The right of first refusal set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

2.5 Right of First Offer on Vested Common Stock. In the event that a holder of Common Stock proposes to sell, pledge, or otherwise transfer any such shares or any interest in such shares to any person or entity (“Vested Shares”) and to the extent that the Company elects not to exercise its right of first refusal as set forth in the stock purchase and restrictions agreement related thereto, the Company, to the extent it can contractually do so, hereby grants to each Investor such right of first refusal in accordance with the following provisions: The Company, on behalf of any holder of the Vested Shares desiring to transfer the Vested Shares or any interest in the Vested Shares, shall give a written notice to the Investors describing the proposed transfer, including the number of Vested Shares proposed to be transferred, the price and terms at which such Vested Shares are proposed to be transferred, and the name and address of the proposed transferee. Unless otherwise agreed by the Investors and the holder of such Vested Shares, purchases under this Section shall be at the proposed price and terms, including the number of Vested Shares to be purchased, specified in the notice to the Investor. Each Investor shall be entitled to purchase up to that portion of such Vested Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Investor bears, to the total number of shares of Common Stock of the Company then issued and outstanding (assuming full conversion, exercise or exchange of all outstanding convertible, exercisable or exchangeable securities). The Investor’s rights under this Section shall be freely assignable. If the Investor fails to exercise its right of first refusal within thirty (30) days from the date on which the Investor receives the stockholder’s notice, the stockholder may, within the next ninety (90) days, conclude a transfer to the proposed transferee of the exact number of Vested Shares covered by that notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer shall again be subject to the Investor’s right of first refusal. If the Investor exercises its right of first refusal, the stockholder shall endorse and deliver to the Investor the stock certificates representing the Vested Shares being purchased (unless such stock certificates are being held by the Investor in pledge pursuant to this Agreement) and the Investor shall promptly pay the stockholder the total purchase price. The holder of the Vested Shares being purchased shall cease to have any rights with respect to such Vested Shares immediately upon receipt of the purchase price.

ARTICLE III

MISCELLANEOUS

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by facsimile transmission to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds of the Registrable Securities then outstanding; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of holders of a majority of the Common Stock held by the Founders then employed by the Company. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, each Founder and the Company.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein. This Agreement supersedes and replaces any prior agreements, written or oral, among the parties hereto relating to the subject matter hereof, including the Prior Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.11 Prior Agreement. The Prior Agreement is hereby superseded in its entirety and shall be of no further force or effect.

3.12 Series A-1, Series B-1 and Series C-1 Preferred Stock. For purposes of this Agreement, the term “Series A Preferred Stock” shall refer to and include the Series A-1 Preferred Stock, the term “Series B Preferred Stock” shall refer to and include the Series B-1 Preferred Stock, and the term “Series C Preferred Stock” shall refer to and include the Series C-1 Preferred Stock.

3.13 Additional Parties. In the event of a subsequent closing with an investor as provided for in Section 1.3 of the Series E Agreement, such investor shall become a party to this Agreement as an “Investor” upon receipt from such investor of a fully executed signature page.

3.14 Amended and Restated Stock Transfer Agreement. The Company, the Founders and certain of the Existing Investors entered into that certain Amended and Restated Stock Transfer Agreement dated August 6, 1997 (the “Stock Transfer Agreement”). The Stock Transfer Agreement can be amended only by the written consent of (i) as to the Company, only by the Company, (ii) as to those of the Existing Investors who are parties to the Stock Transfer Agreement, a majority of such Existing Investors and (iii) as to each Founder, such Founder. The termination of the Stock Transfer Agreement effected by this Section 3.14 is binding on all such parties. The parties to this Agreement agree that the Stock Transfer Agreement is hereby recinded in its entirety and shall be of no further force or effect and that no party hereto or thereto shall exercise any rights under the Stock Transfer Agreement at any time in the future.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

GWCOM, INC.

	By:	/s/ Raymond Chin
Raymond Chin, Chief Executive Officer

Address:	3141 Coronado Drive Santa Clara, California 95054

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

OSE,INC.

	By:	/s/ [Signature Illegible]
	Title:	President

Address:	2700 Augustine Drive, No. 140 Santa Clara, CA 95054

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

MKGVD FUND, a California Limited Partnership

	By:	MK Global Management, General Partner

	By:	/s/ Greg Lahann
Greg Lahann, General Partner

Address:	2471 East Bayshore Road, Suite 520 Palo Alto, California 94303

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

TONG YANG CEMENT CORPORATION

	By:	/s/ Joon K. Kwag
Joon K. Kwag, Chief Representative

Address:	185 Ulchiro 2-ga, Chung-gu Seoul, 100-192, KOREA

TONG YANG VENTURE CAPITAL

	By:	/s/ Joon K. Kwag
Joon K. Kwag, Chief Representative

TAURUS CAPITAL I, L.P.

	By:	/s/ Joon K. Kwag
Joon K. Kwag, Chief Representative

Address:	185 Ulchiro 2-ga, Chung-gu Seoul, 100-192, KOREA

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INSTITUTIONAL VENTURE PARTNERS VI by its Managing General Partner Institutional Venture Management VI

	By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong

IVP FOUNDERS FUND I, L.P. by its Managing General Partner Institutional Venture Management VI

	By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong

INSTITUTIONAL VENTURE MANAGEMENT VI

	By:	/s/ Norman A. Fogelsong
Norman A. Fogelsong

Address:	3000 Sand Hill Road, Bldg. 2, Suite 290 Menlo Park, California 94025

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ALPINE TECHNOLOGY VENTURES, L.P.

	By:	Alpine Technology Ventures

	By:	/s/ David [Signature Illegible]
General Partner

Address:	20300 Stevens Creek Blvd., Suite 495 Cupertino, California 95014

ALPINE TECHNOLOGY VENTURES II, L.P.

	By:	Alpine Technology Ventures II

	By:	/s/ David [Signature Illegible]
General Partner

ALPINE TECHNOLOGY VENTURES

	By:	Alpine Technology Ventures

By:
General Partner

Address:	20300 Stevens Creek Blvd., Suite 495 Cupertino, California 95014

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INTERNATIONAL NETWORK CAPITAL LDC

By: International Network Capital LDC

	By:	/s/ Peter Liu
Peter Liu, Chairman

Address:	50 California Street, Suite 2920 San Francisco, California 94111

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INTEL CORPORATION

By:

Title:

Address:	2200 Mission College Blvd. Santa Clara, California 95052

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ALTOS VENTURES I L.P.

	By:	/s/ Han Kim
Han Kim, General Partner

Address:	2882 Sand Hill Road, Suite 100 Menlo Park, California 94025

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

PTV CHINA, INC.

	By:	/s/ Quan Zhou
	Title:	President

Address:	One Exeter Plaza Penthouse Suite Boston, MA 02116

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SOUTH EAST SODA MANUFACTURING CO., LTD.

By:
Title:

Address:	23 F., No. 99, Tun Han S. Rd. Sec. 2 Taipei, Taiwan

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

PAN AMERASIA VENTURE ENTERPRISES, INC.

	By:	/s/ [Signature Illegible] Wang
	Title:	President

Address:	445 S. Figueroa Street, Suite 2900 Los Angeles, California 90071

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SHEAU-MING SAMUEL AND KEH-YUNG CAROLYN LIU 1990 FAMILY TRUST

Sheau-ming Samuel Liu, Trustee

Keh-Yung Carolyn Liu, Trustee

Address:	26550 Ascension Drive Los Altos Hills, CA 94022

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FU-YUAN LIN AND JYH-HUEY LIN LIVING TRUST

Fu-Yuan Lin, Trustee

Jyh-Huey Lin, Trustee

Address:	7527 Donegal Drive Cupertino, CA 95014

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CMC MAGNETICS CORPORATION

By:

Title:

Address:	4th Floor, 104 Ming Chuan W. Road Min-Der Building Taipei, Taiwan, R.O.C.

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

JK&B CAPITAL, L.P. by JK&B Management, LLC, its General Partner

	By:	/s/ David Kronfeld
	Title:	Manager

Address:	205 N. Michigan Avenue, Suite 808 Chicago, IL 60601

JK&B CAPITAL II, L.P. by JK&B Management, LLC, its General Partner

	By:	/s/ David Kronfeld
	Title:	Manager

Address:	205 N. Michigan Avenue, Suite 808 Chicago, IL 60601

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

J. F. SHEA CO., INC. AS NOMINEE 1999-12

	By:	/s/ [Illegible]
	Title:	Vice President

Address:	655 Brea Canyon Road Walnut, CA 91789

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

GROUP SENSE INVESTMENT LIMITED

	By:	/s/ William Lo
	Title:	Director

Address:	c/o 27th Floor, Wu Chung House 213 Queen’s Road East Wonchoi, Hong Kong

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

OASIS ONLINE LIMITED

	By:	/s/ [Illegible]

Title:

Address:	c/o New World Infrastructure Limited 33/F New World Tower 18 Queen’s Road Central Hong Kong

WS INVESTMENTS 99B

	By:	/s/ Jeffrey D. Saper

Title:

Address:	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304

JEFFREY D. SAPER AND VIVIAN E. SAPER TRUST UA 03-14-85, FBO FAMILY TRUST

	By:	/s/ Jeffrey D. Saper /s/ Vivian Saper

Title:

Address:	4184 Old Adobe Road Palo Alto, CA 94306-3732

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ Selim Day
Selim Day

/s/ Laura Malinasky
Laura Malinasky

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ Seungjin Whang
Seungjin Whang

Address:	24 Ryan Court Stanford, California 94305

/s/ Paul E. Collins 12/16/99
Paul E. Collins

Address:	94 Seaview Avenue Monmouth Beach, New Jersey 07750

/s/ Marjorie Tsai Collins
Marjorie Tsai Collins

Address:	94 Seaview Avenue Monmouth Beach, New Jersey 07750

Ray Stata

Address:	Analog Devices, Inc. One Technology Way P.O. Box 9106 Norwood, MA 02062

/s/ Albert Yu
Albert Yu

Address:	13416 Middle Fork Lane Los Altos Hills, CA 94022

/s/ Jackson Hseih
Jackson Hseih

Address:	7F., No. 80 Sung Chiang Road Taipei, Taiwan, R.O.C

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Jih-Jung Chow

Address:	218 Chung Hsiao E. Road, Sect. 4, 5/F1. Taipei, Taiwan, R.O.C.

/s/ Ming Kang Hsu
Ming Kang Hsu

Address:	203 Min Tsu St. Shui Li Hsiang Nan Tou Hsien

Kong Chung-Han

Address:	F-2 No. 10 Lane 484 Sec. 2 Chung Hwa Road Taipei, Taiwan, R.O.C.

/s/ Tien Shin Chao
Tien Shin Chao

Address:	2B, 203-2, Sec. 4, Hsin Yih Road Taipei, Taiwan, R.O.C.

/s/ Chuang Cheng-I
Chuang Cheng-I

Address:	6F 235 Lung Chiang Road Taipei, Taiwan, R.O.C.

Tsung-Chien Wang

Address:	No. 250 Chi-Lin Road Taipei, Taiwan, R.O.C.

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ Han J. Kim
Han J. Kim

Address:	2882 Sand Hill Road, Suite 100 Menlo Park, CA 94025

/s/ Brendon Kim
Brendon Kim

Address:	350 Curtner Road, No. 21 Palo Alto, CA 94306

/s/ Hodong Nam
Hodong Nam

Address:	2882 Sand Hill Road, Suite 100 Menlo Park, CA 94025

/s/ Daniel Kwoh
Daniel Kwoh

Address:	3975 Hempstead Road La Canada, CA 91011

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOUNDERS:

/s/ Franklin Kuo
Franklin Kuo

/s/ Jingsheng Huang
Jingsheng Huang

/s/ Weijia Wang
Weijia Wang

/s/ Jing Liu
Jing Liu

/s/ Peng Qiao
Peng Qiao

/s/ Raymond Chin
Raymond Chin

RAYMOND CHIN AND LINDA CHANG CHIN TRUSTEE(S) UNDER REVOCABLE TRUST AGREEMENT DATED MAY 13, 1994, AS AMENDED, FBO RAYMOND CHIN AND LINDA CHANG CHIN

/s/ Raymond Chin
Raymond Chin, Trustee

SIGNATURE PAGE TO THE GWCOM, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Schedule of Investors

Name and Address

MKGVD Fund, a California Limited Partnership

2471 E. Bayshore Rd., Suite 520

Palo Alto, California 94303

Attn: Greg Lahann

Tong Yang Cement Corporation

Tong Yang Venture Capital Corporation

Taurus Capital I, L.P.

23-8 Yoido-Dong, Yongdeungpo-gu,

Seoul, 150-010, Korea

Attn: Joon K. Kway

Grand Altos Co., Ltd.

2882 Sand Hill Road, Suite 100

Menlo Park, California 94025

Attn: Joon K. Kway

Institutional Venture Partners VI

IVP Founders Fund I, L.P.

Institutional Venture Management VI

3000 Sand Hill Road, Bldg. 2, Ste. 290

Menlo Park, California 94025

Attn: William Tai

Alpine Technology Ventures

Alpine Technology Ventures II, L.P.

20300 Stevens Creek Bldg., Suite 495

Cupertino, CA 95014

Attn: David Lane

International Network Capital LDC

International Network Capital Corp.

50 California Street, Suite 2920

San Francisco, California 94111

Attn: Jaclyn Lo

Name and Address

Altos Ventures I L.P.

2882 Sand Hill Road, Suite 100

Menlo Park, California

Attn: Han Kim

Nixxo Telecom Co., Ltd.

2390 Walsh Avenue

Santa Clara, California 95051

Attn: Ike Kim

Paul E. Collins

94 Seaview Avenue

Monmouth Beach, New Jersey 07750

Marjorie Tsai Collins

94 Seaview Avenue

Monmouth Beach, New Jersey 07750

Fu-Yuan Lin and Jyh-Huey Lin Living Trust

7527 Donegal Drive

Cupertino, California 95014

Ray Stata

Analog Devices, Inc.

One Technology Way

P.O. Box 9106

Norwood, MA 02062

Albert Yu

13416 Middle Fork Lane

Los Altos Hills, CA 94022

Sheau-ming Samuel Liu and Keh-Yung

Carolyn Liu, Trustees

26550 Ascension Drive

Los Altos Hills, CA 94022

Pan Amerasia Venture Enterprises, Inc.

445 S. Figueroa Street, Suite 2900

Los Angeles, CA 90071

Name and Address

PTV China Inc.

One Exeter Plaza

Penthouse Suite

Boston, MA 02116

CMC Magnetics Corporation

4th Fl., 104 Ming Chuan W. Road

Min-Der Building

Taipei, Taiwan, R.O.C.

Jackson Hsieh

7F., No. 80 Sung Chiang Road

Taipei, Taiwan, R.O.C.

OSE, Inc.

2700 Augustine Drive, No. 140

Santa Clara, CA 95054

Jih-Jung Chow

218 Chung Hsiao E. Road, Sect. 4, 5/Fl.

Taipei, Taiwan, R.O.C.

South East Soda Manufacturing Co., Ltd.

23 F., No. 99, Tun Han S. Rd. Sec. 2

Taipei, Taiwan

Ming Kang Hsu

203 Min Tsu St. Shui Li Hsiang

Nan Tou Hsien

Kong Chung-Han

F-2 No. 10 Lane 484 Sec. 2

Chung Hwa Road

Taipei, Taiwan, R.O.C.

Tien Shin Chao

2B, 203-2, Sec. 4, Hsin Yih Road

Taipei, Taiwan, R.O.C.

Chuang Cheng-I

6F 235 Lung Chiang Road

Taipei, Taiwan, R.O.C.

Name and Address
Tsung-Chien Wang No. 250 Chi-Lin Road Taipei, Taiwan, R.O.C.
Seungjin Whang 24 Ryan Court Stanford, CA 94305
Han J. Kim 2882 Sand Hill Road, Suite 100 Menlo Park, CA 94025
Brendon Kim 350 Curtner Avenue, No. 21 Palo Alto, CA 94306
Hodong Nam 2882 Sand Hill Road, Suite 100 Menlo Park, CA 94025
Mon Yen Tsai and Kelly P. Tsai Trustees of the Tsai Family Trust [address]
Intel Corporation 2200 Mission College Blvd. Santa Clara, California 95052
Oasis Online Limited c/o New World Infrastructure Limited 33/F New World Tower 18 Queen’s Road Central Hong Kong
WS Investments 99B Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304
Jeffrey D. Saper and Vivian E. Saper Trust UA 03-14-85, FBO Family Trust 4184 Old Adobe Road Palo Alto, CA 94306-3732

Name and Address

Selim Day

3537 17th Street

San Francisco, CA 94110

Laura Malinasky

2203 Cipriani Blvd.

Belmont, CA 94002

SCHEDULE B

Schedule of Founders

Franklin Kuo

Jingsheng Huang

Weijia Wang

Jing Liu

Peng Qiao

Raymond Chin